Exhibit 10.3

EXPRESS SCRIPTS, INC.
2000 LONG-TERM INCENTIVE PLAN
STOCK APPRECIATION RIGHT GRANT NOTICE

Notice is hereby given of the following stock appreciation right (the “SAR”) granted by Express Scripts, Inc. (the “Company”) pursuant to the following terms and conditions:

•	Grantee:	_____________________________
•	Grant Date:	_____________________________
•	Vesting Commencement Date:	_____________________________
•	Exercise Price Per SAR Share:	_____________________________
•	Number of SAR Shares:	_____________________________
•	Term/Expiration Date of SAR:	_____________________________
•
Vesting Schedule: The Stock Units granted pursuant to the SAR shall be vested and exercisable in accordance with the following vesting schedule, subject to Grantee’s continued service with the Company and other conditions, to the extent provided in the SAR Agreement and the Plan:

- One-third (1/3) vests and becomes exercisable on _______________________
- An additional one-third (1/3) vests and becomes exercisable on __________________
- The final one-third (1/3) vests and becomes exercisable on ______________________

•
 Other Provisions: The SAR is granted subject to, and in accordance with, the terms of the Stock Appreciation Right Award Agreement (the “SAR Agreement”) attached hereto as Exhibit A and the Express Scripts, Inc. 2000 Long-Term Incentive Plan (the “Plan”) attached hereto as Exhibit B.

This SAR is granted under, and governed by, the terms and conditions of this Grant Notice, the Plan and the SAR Agreement.
DATED ________________________

EXPRESS SCRIPTS, INC.

By: _____________________________

Attachments:
Exhibit A— SAR Agreement
Exhibit B—Express Scripts, Inc. 2000 Long-Term Incentive Plan

EXHIBIT A

EXPRESS SCRIPTS, INC.
2000 LONG-TERM INCENTIVE PLAN
STOCK APPRECIATION RIGHT AWARD AGREEMENT

Express Scripts, Inc., a Delaware corporation ( “Company”), has granted you (“Grantee”) a stock appreciation right (“SAR”) pursuant to the terms and conditions set forth in your Stock Appreciation Right Grant Notice (“Grant Notice”) and this Stock Appreciation Right Award Agreement (“SAR Agreement”).

The SAR is granted pursuant to the Express Scripts, Inc. 2000 Long-Term Incentive Plan (the “Plan”), pursuant to which SARs, and other awards, may be granted to key personnel of the Company or an Affiliate. Terms not defined in this SAR Agreement shall have the meanings ascribed to them in the plan.

The details of your SAR are as follows:

1.    Grant of SAR. The committee appointed by the Board of Directors of the Company to administer the Plan (the “Committee”) has approved your SAR. The number of SAR Shares subject to your SAR and the Exercise Price Per Share are set forth in the Grant Notice. The SAR shall be subject to the terms and conditions of the Plan, which is incorporated herein by reference.

2.    Term of SAR. This SAR may be exercised only within the Term set forth in the Grant Notice, and may be exercised during such Term only in accordance with the Plan and the terms of this SAR Agreement.

3.    Exercise of SAR.

               (a)    Right to Exercise. This SAR is exercisable during its Term in accordance with the Vesting Schedule set forth in the Grant Notice and the applicable provisions of the Plan and this SAR Agreement. In the event of a Change in Control (as defined in the Plan) or Grantee’s death, Disability (as defined in the Plan) or other termination of Grantee as an employee, Non-Employee Director (as defined in the Plan) or consultant, the exercisability of the SAR is governed by the applicable provisions of the Plan.

           (b)    Method of Exercise. This SAR is exercisable by delivering a Notice of SAR Exercise available from the Company or otherwise via procedures provided by the Company from time to time, including through a third-party incentive plan record keeper. If exercise is made via a Notice of SAR Exercise, the Notice of SAR Exercise shall be signed by the Grantee and shall be delivered in person or by certified mail to the Secretary of the Company.

           (c)    Terms of Exercise. Upon proper exercise of any vested portion of the SAR, Grantee shall be entitled to receive the excess of (i) the Fair Market Value of the specified number of SAR Shares (which shall be equal, on a per share basis to the Fair Market Value of Stock (as defined in the Plan)) as of the date of exercise over (ii) the Exercise Price Per Share of the specified number of SAR Shares. Such excess, if any, shall be paid in whole shares of the Stock with a value per share equal to the Fair Market Value of the Stock as of the date of exercise, provided that fractional shares of the Stock shall be rounded down to the nearest whole share.

4.    Non-Transferability of SAR. This SAR may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Grantee only by Grantee. The terms of the Plan and this SAR Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee.

5.    Stockholder Rights. Grantee shall not have any stockholder rights with respect to the SAR Shares granted pursuant to this SAR or any shares of the Stock which could be received pursuant to any exercise of the SAR, unless and until Grantee shall have exercised the SAR in accordance with Section 3 hereof and received shares of Stock.

6.    Adjustments Upon Changes in Capitalization or Corporate Acquisitions. Should any change be made to the Stock by reason of any Fundamental Change (as defined in the Plan), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this SAR, and (b) the Exercise Price Per Share set forth in the Grant Notice in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7.    Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, no shares of Stock shall be issued pursuant to the exercise of this SAR unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the shares of Stock are then listed.

8.    Committee Discretion. The Committee shall have plenary authority to (a) interpret any provision of this SAR Agreement, (b) make any determinations necessary or advisable for the administration of this SAR Agreement, and (c) modify or amend any provision hereof in any manner which does not materially and adversely affect any right granted to Grantee by the express terms hereof, unless required as a matter of law.

9.    Withholding Obligations. At the time Grantee exercises his or her SAR, in whole or in part, or at any time thereafter requested by the Company, Grantee must authorize withholding from payroll, and any other amounts payable to Grantee, and must otherwise make adequate provision for any sums required to satisfy the federal, state and local tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the SAR. Upon Grantee’s request, as indicated on the Notice of SAR Exercise or via other procedures authorized by the Company, Grantee may elect to have any such withholding obligations satisfied by: (i) delivering cash; (ii) delivering part or all of the withholding payment in previously owned shares (which have been held by Grantee for at least six months) of Stock (whether or not acquired through the prior exercise of an SAR; and/or (iii) irrevocably directing the Company to withhold from the shares of Stock that would otherwise be issued to Grantee upon the exercise of the SAR that number of whole shares of Stock having a fair market value, determined by the Company, in its sole discretion, equal to the amount of tax required to be withheld, but not to exceed the Company’s required minimum statutory withholding.

10.    Governing Law. To the extent federal law does not otherwise control, this Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

11.    SAR Not A Service/Employment Contract. Neither the Grant Notice nor this SAR Agreement creates a service or employment contract and in no way obligates Grantee to remain in the employ of the Company or an Affiliate, or in no way obligates the Company or an Affiliate to continue Grantee’s employment. In addition, neither the Grant Notice nor this SAR Agreement obligates the Company or an Affiliate, or their respective stockholders, boards of directors, officers or employees to continue any relationship that Grantee might have as a Non-Employee Director or consultant for the Company or an Affiliate.